Exhibit 10.1

FIFTH AMENDMENT TO LOAN AGREEMENT AND

FOURTH AMENDMENT TO SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AGREEMENT AND FOURTH AMENDMENT TO SECURITY AGREEMENT (this "Amendment") is made and entered into this 5th day of April, 2021, by and between Applied Optoelectronics, Inc., a Delaware corporation (hereinafter referred to as "Borrower") with its chief executive office and principal place of business at 13139 Jess Pirtle Blvd., Sugar Land, Texas 77478, and TRUIST BANK, a North Carolina banking corporation f/k/a Branch Banking and Trust Company, a North Carolina banking corporation (including its successors and assigns, hereinafter referred to as "Bank") with an office at 333 Clay Street, Suite 3800, Houston, Texas 77002.

Recitals:

Bank and Borrower are parties to a certain Loan Agreement dated September 28, 2017 (as at any time amended, restated, supplemented or otherwise modified, the "Loan Agreement"), pursuant to which Bank has made loans and other financial accommodations to Borrower.

Bank and Borrower are also parties to that certain Security Agreement dated September 28, 2017 (as at any time amended, restated, supplemented or otherwise modified, the "Security Agreement"), pursuant to which Borrower granted a security interest in certain of its personal property in favor of Bank to secure Borrower’s obligations under the Loan Agreement, the Security Agreement, and the Note (as defined in the Security Agreement).

Borrower has requested that Bank amend the Loan Agreement and the Security Agreement to extend the term of the credit facility thereunder and in certain other respects, and Bank is willing to do so on the terms and subject to the conditions of this Amendment.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1)            Definitions. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the respective meanings ascribed to such terms in the Loan Agreement.

2)            Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a)          Effective as of April 2, 2021, by deleting the reference to "April 2, 2021" contained in the paragraph entitled "Line of Credit" on page 1 of the Loan Agreement, and by substituting in lieu thereof a reference to "October 15, 2022".

(b)          By deleting the paragraph beginning “Loan Base Report:” contained in Section 3.08 of the Loan Agreement and by substituting in lieu thereof the following:

Loan Base Report: On or before the twentieth (20th) day of each month, or as provided and/or required in accordance with Schedule DD or more frequently as Bank may require in its sole discretion, a Loan Base Report for the immediately preceding month in form acceptable to Bank signed by the President or chief financial officer of the Borrower.

(c)          By adding the following to the end of Section 3.10 of the Loan Agreement:

Notwithstanding the terms of this Section or any other terms of this Agreement to the contrary, Borrower shall not be required to furnish an appraisal with respect to Inventory at any time that Inventory is excluded from the calculation of the Collateral Loan Value.

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(d)         By deleting the definition of “Availability” contained in Section 10.01 of the Loan Agreement in its entirety and by substituting in lieu thereof:

"Availability" shall mean the lesser of (i) $20,000,000 or (ii) the Collateral Loan Value shown on the Loan Base Report furnished by Borrower to Bank on or before the twentieth (20th) day of each month as long as this Agreement shall remain in force, as provided in connection with a Permitted Specified Transaction, or as provided and/or determined in accordance with Schedule DD or more frequently as Bank may require in its sole discretion, as applicable. The percentages of acceptable collateral which will be used to determine the Collateral Loan Value, shall be the following (unless otherwise set forth in the applicable Schedule hereto): Eligible Inventory – the lesser of (i) 85% of the NOLV Percentage and (ii) 50% of cost; Eligible Investment Grade Accounts – 90% (other than Eligible Foreign Accounts); Eligible Foreign Accounts that are Eligible Investment Grade Accounts – 85%; Eligible non-Investment Grade Accounts – 85%.

(e)          By deleting the definition of “Cross Aging Rule” contained in Section DD.01 of Schedule DD to the Loan Agreement in its entirety and by substituting in lieu thereof:

Cross Aging Rule. Should any Account Debtor (other than ATX Networks or a Designated Extended Terms Account Debtor) have 50% or more, or should ATX Networks or any Designated Extended Terms Account Debtor have 25% or more (or, upon notice by Bank to Borrower, such other percentage as Bank in its discretion shall determine with respect to any Account Debtor) of its total aggregate Accounts aged in excess of the applicable Eligibility Period, then all Accounts from such Account Debtor shall be deemed ineligible.

(f)          By adding the following new definition of "NOLV Percentage" to Section DD.01 of Schedule DD to the Loan Agreement in alphabetical order:

NOLV Percentage: the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrower’s Inventory performed by an appraiser and on terms satisfactory to Bank.

(g)          By deleting clauses (c) and (e) from Section DD.02 of Schedule DD to the Loan Agreement, and by substituting in lieu thereof the following, respectively:

(c)       85% against Eligible Foreign Accounts that are Eligible Investment Grade Accounts,

(e)

Against the Eligible Inventory as follows (provided, that on and after June 12, 2021, Eligible Inventory shall not be included in the calculation of the Collateral Loan Value unless Borrower provides written notice to Bank of its desire to include Eligible Inventory in the Borrowing Base, and updated Loan Base Report, and an Inventory appraisal in form and substance satisfactory to Bank prepared as of a date not greater than ten (10) business days prior to such request, at which time Eligible Inventory shall at all times thereafter be included in the calculation of the Collateral Loan Value):

Inventory Sublimits:
The lesser of (i) 85% of the NOLV Percentage and (ii) 50% of cost of Finished Inventory	$N/A
The lesser of (i) 85% of the NOLV Percentage and (ii) 50% of cost of Raw Materials Inventory	$N/A
The lesser of (i) 85% of the NOLV Percentage and (ii) 50% of cost of Work in Process Inventory	$N/A
N/A% In Transit Inventory	$N/A
N/A% Other Eligible Inventory {Describe}	$N/A
Subtotal: $N/A

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(h)          By deleting clause (k) of Section DD.03 of Schedule DD to the Loan Agreement, and by substituting in lieu thereof the following new clause (k):

(k)       That portion of Accounts due from an Account Debtor with a dollar value in excess of fifteen percent (15%) (or, in the case of Accounts due from (i) SYNNEX Corporation and its subsidiary, Hyve Solutions Corporation, collectively, fifty percent (50%), (ii) Amazon Corporate LLC and its respective affiliates, fifty percent (50%), (iii) Cisco Systems, Inc. and its affiliates, forty-five percent (45%), (iv) each of World Wide Technology, Inc. and Microsoft Corporation, and their respective affiliates, forty percent (40%), (v) Syncreon Logistics USA LLC, thirty percent (30%), and (vi) ATX Networks, twenty-five percent (25%), of Borrower’s aggregate dollar amount of all outstanding Accounts. For the avoidance of doubt, the increased percentages described in clauses (i)-(v) above shall only apply with respect to the Account Debtors described therein, but not to other Persons such as, without limitation, counterparties to master purchase agreements or similar agreements with any such Account Debtor.

3)          Amendment to Security Agreement. The Security Agreement is hereby amended by deleting clause (ii) following the phrase "This Security Agreement is entered into in connection with (check applicable items):" in the introductory section on page 1 of the Security Agreement in its entirety, and by substituting in lieu thereof the following:

[X] (ii)	a Promissory Note dated September 28, 2017 (including, without limitation, all addenda, extensions, renewals, modifications and substitutions thereof, the "Note"), made by Debtor (the "Borrower") in favor of Secured Party, as modified on September 30, 2019 to be in the principal amount of $20,000,000 and on April 5, 2021 to extend the maturity to October 15, 2022;

4)          Ratification and Reaffirmation. Borrower hereby ratifies and reaffirms the indebtedness under the Loan Agreement and the other Loan Documents, each of the Loan Documents, and all of Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

5)           Acknowledgments and Stipulations. Borrower acknowledges and stipulates that each of the Loan Documents executed by Borrower creates legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the indebtedness under the Loan Agreement, the Notes and the other Loan Documents is owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby knowingly and voluntarily waived by Borrower); the security interests and liens granted by Borrower in favor of Bank are duly perfected, first priority security interests and liens; and at the beginning of business on March 30, 2021, the unpaid principal amount of the Line of Credit totaled $18,700,000.

6)          Representations and Warranties. Borrower represents and warrants to Bank, to induce Bank to enter into this Amendment, that no Event of Default or event which, with the passage of time or giving of notice, would become an Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.

7)          Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment. Upon the effectiveness of this Amendment, each reference in the Security Agreement to "this Security Agreement", "hereunder", or words of like import shall mean and be a reference to the Security Agreement, as amended by this Amendment.

8)          Breach of Amendment. This Amendment shall be part of the Loan Agreement and the Security Agreement, and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

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9)          Conditions Precedent. The amendments contained in Sections 2 and 3 hereof shall be effective as of the date of this Amendment, subject to Bank’s receipt of each of the following on or before the date of this Amendment, in form and substance satisfactory to Bank, together with all originals of the same to the extent requested by Bank in its sole discretion:

(a)          a counterpart of this Amendment, duly executed by Borrower;

(b)         a Note Modification Agreement (together with addendum thereto), duly executed by Borrower, in form and substance satisfactory to Bank;

(c)         resolutions of Borrower authorizing Borrower to enter into this Amendment and the other documents executed in connection herewith, certified by an authorized officer of Borrower;

(d)         the amendment fee referenced in Section 10 hereof; and

(e)          all other approvals, opinions or documents as Bank may reasonably request.

10)        Amendment Fee; Expenses of Bank. In consideration of Bank’s willingness to enter into this Amendment as set forth herein, Borrower agrees to pay to Bank an amendment fee in the amount of $30,000 in immediately available funds on the date hereof. Additionally, Borrower agrees to pay, on demand, all costs and expenses incurred by Bank in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Bank’s legal counsel and any taxes, filing fees and other expenses associated with or incurred in connection with the execution, delivery or filing of any instrument or agreement referred to herein or contemplated hereby.

11)        Release of Claims. To induce Bank to enter into this Amendment, Borrower hereby releases, acquits and forever discharges Bank, and all officers, directors, agents, employees, successors and assigns of Bank, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that Borrower now has or ever had against Bank arising under or in connection with any of the Loan Documents or otherwise. Borrower represents and warrants to Bank that Borrower has not transferred or assigned to any Person any claim that Borrower ever had or claimed to have against Bank.

12)        Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Texas.

13)        No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement, the Security Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement and the Security Agreement as herein modified shall continue in full force and effect.

14)        Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15)       Further Assurances. Borrower agrees to take such further actions as Bank shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

16)         Miscellaneous. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto. This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.

17)        Waiver of Jury Trial. To the fullest extent permitted by applicable law, each party hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Remainder of page intentionally left blank;

signatures appear on following page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

WITNESS:	APPLIED OPTOELECTRONICS, INC.
("Borrower")

_________________________	By: /s/ Stefan Murry
Stefan Murry, Chief Financial Officer

_________________________	By: /s/ David Kuo
David Kuo, Vice President, General Counsel and Secretary

[CORPORATE SEAL]

Accepted by Lender:

TRUIST BANK
("Bank")

By: /s/ Brannon E. Fitch
Brannon E. Fitch, Senior Vice President

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